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                               EXHIBIT 23-A

                    CONSENT OF INDEPENDENT ACCOUNTANTS
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                CONSENT OF INDEPENDENT ACCOUNTANTS     Exhibit 23-A



We consent to the incorporation by reference in this registration statement on Form S-3 (File No. 33-__________________) of our report, which includes an explanatory paragraph concerning certain accounting changes, dated September 15, 1994, on our audit of the consolidated financial statements and financial statement schedules of Southern Union Company and Subsidiaries as of June 30, 1994 and December 31, 1993, and for each of the three years in the periods ended June 30, 1994 and December 31, 1993 and 1992. We also consent to the reference to our firm under the caption "Experts."




                          COOPERS & LYBRAND L.L.P.

Austin, Texas
March 27, 1995